                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


                          Date of Report: July 31, 2002
                        (Date of earliest event reported)


                                 CITIZENS, INC.
             (Exact name of registrant as specified in its charter)


         COLORADO                     0-16509                   84-0755371
         --------                     -------                   ----------
(State or other jurisdiction        (Commission               (IRS Employer
       incorporation                File Number)          Identification Number)


400 East Anderson Lane
    Austin, Texas                                                 78752
-----------------------                                           -----
(Address of principal                                           (Zip Code)
  executive offices)

                                 (512) 837-7100
                                 --------------
                         (Registrant's telephone number)



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ITEM 5. OTHER EVENTS.

         On July 31, 2002, class action certification was granted by a Travis County, Texas district court judge to the plaintiffs in a lawsuit filed in 1999 styled Delia Bolanos Andrade, et. al. v. Citizens Insurance Company of America, Citizens, Inc., Negocios Savoy, S.A., Harold E. Riley, and Mark A. Oliver, Case Number 99-09099. The suit alleges that life insurance policies sold to certain non-U.S. residents by Citizens Insurance Company of America are securities and were sold in violation of the registration provisions of the Texas securities laws. The suit seeks class action status naming as a class all non-U.S. residents who made premium payments since August 1996 and assigned policy dividends to a trust for the purchase of Citizens, Inc. Class A common stock. The remedy sought is rescission of the insurance premium payments. An appeal of the class action certification by the district court will be made shortly to the Texas Court of Appeals. Litigation counsel and defendants believe that the district court ruling is significantly in error and that there are substantial grounds for reversal. During the time of the appeal, the district court proceedings will be stayed. In the event the case proceeds to a trial, the defendants intend to defend vigorously against the claims. The Registrant is unable to determine the potential magnitude of the claims in the event of a final class action certification and the plaintiffs prevailing in the substantive action.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS. None.



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                                    SIGNATURE


         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CITIZENS, INC.


                                          By: /s/ MARK A. OLIVER
                                              ----------------------------------
                                              Mark A. Oliver, FLMI, President

Date: August 7, 2002



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